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                                                                 EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
Nos. 33-53922, 33-53924, 33-53926, 33-93796, 333-68427, 333-68417, 333-75927,
333-75929 and 333-55330 of Microtest, Inc. on Forms S-8 of our report dated January 24, 2001, except for Note 6, as to which the date is March 20, 2001, appearing in this Annual Report on Form 10-K of Microtest, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 30, 2001